UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Mister Car Wash, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40542	47-1393909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E. 5th Street
Tucson, Arizona		85705
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (520) 615-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the "Meeting") of Mister Car Wash, Inc. (the "Company") was held on May 23, 2024. As of March 28, 2024, the record date for the Meeting, 317,835,082 shares of common stock, par value $0.01 per share, were outstanding and entitled to vote at the Meeting. Each share of common stock was entitled to one vote on all matters voted upon at the Meeting. A total of 305,299,147 shares, or approximately 96% of the shares outstanding as of the Record Date, were represented in person or by proxy at the Meeting.

A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal No. 1 – Three Class III directors were elected to serve until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Donald Dorvin Lively	286,237,039	6,510,751	12,551,357
Atif Rafiq	279,483,096	13,590,138	12,225,913
Jodi Taylor	289,916,373	2,831,417	12,551,357

Proposal No. 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2024 was approved.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
305,007,967	243,628	47,552	-0-

Proposal No. 3 - An advisory resolution to approve the compensation paid to the named executive officers of the Company was approved.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
279,021,749	13,976,136	75,348	12,225,914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTER CAR WASH, INC.

Date:	May 29, 2024	By:	/s/ Markus Hartmann
Markus Hartmann General Counsel